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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            SECURITY BANC CORPORATION
             (Exact name of registrant as specified in its charter)


          OHIO                                          31-1133284
------------------------                   ------------------------------------
(State of Incorporation)                   (I.R.S. Employer Identification No.)


                            SECURITY BANC CORPORATION
                            40 SOUTH LIMESTONE STREET
                             SPRINGFIELD, OHIO 45502
                                 (513) 324-6800
                          (Address, including zip code,
                  of registrant's principal executive offices)


                SECURITY BANC CORPORATION 1998 STOCK OPTION PLAN
                            (Full title of the plan)

                 J. WILLIAM STAPLETON, EXECUTIVE VICE PRESIDENT
                            SECURITY BANC CORPORATION
                            40 SOUTH LIMESTONE STREET
                             SPRINGFIELD, OHIO 45502
                   (Name, address, code, and telephone number,
                   including area code, of agent for service)



                                   CALCULATION OF REGISTRATION FEE
---------------------------------------------------------------------------------------------------------
                                         Proposed maximum       Proposed maximum
 Title of securities    Amount to be     offering price         aggregate offering          Amount of
  to be registered       registered         per share                  price            registration fee
---------------------------------------------------------------------------------------------------------
   Common Stock,           120,000          $36.75(1)              $4,410,000(1)             $1,301
$1.5625 Par Value

(1) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h), based upon the average of the bid and asked prices of a Common Share on August 17, 1998.

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                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Securities and Exchange Commission are incorporated herein by reference as of their respective dates of filing:

                  (a) The Annual Report of Security Banc Corporation (the "Company") on Form 10-K for the year ended December 31, 1997, filed pursuant to Section 13 of the Securities Exchange Act of 1934 (the "Exchange Act").

                  (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 filed pursuant to Section 13 of the Exchange Act.

                  (c) The description of the Company's Common Shares contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all Common Shares offered hereunder have been sold or which deregisters all Common Shares then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article VII of the Company's Articles of Incorporation provides that the Corporation has the power to indemnify its present and past directors and officers to the full extent permitted under, and subject to the limitations of, Ohio law. The liabilities against which a director and officer may be indemnified and factors employed to determine whether a director and officer may be entitled to indemnification in a particular instance depend on whether the proceedings in which the claim for indemnification arises were brought (a) other than by and in the right of the Company ("Third Party Actions") or (b) by and in the right of the Company ("Company Actions").

         In Third Party Actions, the Company may indemnify each director and officer against expenses, including attorneys' fees, judgments, decrees, fines, penalties, and amounts paid in settlement actually

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and reasonably incurred in connection with any threatened or actual proceeding in which the director or officer may be involved by reason of having acted in such capacity, if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company and with respect to any matter the subject of a criminal proceeding, the director or officer had no reasonable cause to believe that the conduct was unlawful.

         In Company Actions, the Company may indemnify each director and officer against expenses, including attorneys' fees, actually and reasonably incurred in connection with the defense or settlement of any such proceeding if the director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification is permitted with respect to (i) any matter as to which such person has been adjudged to be liable for negligence or misconduct in the performance of a duty to the Company, unless a court determines such person is entitled to indemnification, and (ii) any liability asserted in connection with unlawful loans, dividends, distribution of assets and repurchase of Company shares under
Section 1701.95 of the Ohio Revised Code.

         Unless indemnification is ordered by a court, the determination as to whether or not an individual has satisfied the applicable standards of conduct (and therefore may be indemnified) is to be made by the directors of the Company by a majority vote of a quorum consisting of directors of the Company who were not parties to the action; or if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or by the shareholders of the corporation.

         To the extent that a director or officer is successful on the merits or otherwise in defense of any Third Party Action or Company Action, the Company is required to indemnify such director or officer against expenses, including attorneys' fees, actually and reasonably incurred in connection with the Action, suit or proceeding.

         Article VII of the Company's Articles of Incorporation does not limit any other indemnification rights to which those seeking indemnification may be entitled.

         The Company maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Company under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Company's indemnification obligations.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

Item 8.  EXHIBITS.

         See Index to Exhibits following signature pages.


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Item 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of

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appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Springfield, State of Ohio, on this 18th day of August, 1998.

                                       SECURITY BANC CORPORATION


                                       By  /s/ Harry O. Egger
                                           -----------------------------------
                                            Harry O. Egger
                                            Chairman of the Board, President
                                            and Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


                 Name                                  Title                           Date
                 ----                                  -----                           ----

  /s/ Harry O. Egger            Chairman of the Board, President and Chief       August 18, 1998
----------------------------    Executive Officer (principal executive
Harry O. Egger                  officer)


  /s/ J. William Stapleton      Executive Vice President and Chief               August 18, 1998
----------------------------    Financial Officer (principal financial
J. William Stapleton            officer)


  /s/ Thomas L. Miller          Controller (principal accounting officer)        August 18, 1998
----------------------------
Thomas L. Miller

           *                    Director                                         August 18, 1998
----------------------------
Vincent J. Demana
                                                                                 August 18, 1998
           *                    Director
----------------------------
Larry D. Ewald

                                Director                                         August __, 1998
----------------------------
Scott A. Gabriel



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


           *                    Director                                         August 18, 1998
----------------------------
Larry E. Kaffenbarger

           *                    Director                                         August 18, 1998
----------------------------
Richard E. Kramer

                                Director                                         August __, 1998
----------------------------
Thomas J. Veskauf

           *                    Director                                         August 18, 1998
----------------------------
Chester L. Walthall

           *                    Director                                         August 18, 1998
----------------------------
Robert A. Warren

                                Director                                         August __, 1998
----------------------------
James R. Wilson


------------------
* Harry O. Egger, by signing his name hereto, does execute the Registration Statement on behalf of the directors of the Registrant indicated above by asterisks, pursuant to powers of attorney duly executed by such directors and officers and filed as exhibits to the Registration Statement.


                                                  /s/ Harry O. Egger
                                                  -----------------------------
                                                  Harry O. Egger
                                                  Attorney-in-Fact


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                                INDEX TO EXHIBITS
                                -----------------

(4) INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING INDENTURES:

         4.1 Articles of Incorporation of Security Banc Corporation, as amended+

         4.2 Code of Regulations of Security Banc Corporation, as amended [Incorporated by reference to Exhibit 4.2 to Security Banc Corporation's Registration Statement on Form S-8 (Reg. No. 33-59244)]*

         4.3        Security Banc Corporation 1998 Stock Option Plan+

(5)      OPINION RE LEGALITY

         5.1        Opinion of Thompson Hine & Flory LLP+

(23)     CONSENTS OF EXPERTS AND COUNSEL:

         23.1       Consent of Ernst & Young+

         23.2 Consent of Thompson Hine & Flory LLP [contained in their opinion filed as Exhibit 5.1]+

(24)     POWERS OF ATTORNEY:

         24.1 Powers of Attorney of certain persons who signed this Registration Statement, authorizing execution of amendments pursuant to power of attorney+


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*  Incorporated by reference to a previously-filed document.
+  Filed herewith